                    FIRST SUNAMERICA LIFE INSURANCE COMPANY

                    OPTIONAL PAYMENT ENHANCEMENT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Contract to which it is attached. All the terms have the same meanings as in the Contract except as defined below.

                                 SPECIFICATIONS


CONTRACT NUMBER:                     UPFRONT PAYMENT ENHANCEMENT:
   A1111111111                                     4.0%

The following terms in this Endorsement are defined as follows:

    DEFERRED PAYMENT ENHANCEMENT

    Any Payment Enhancement allocated to Your Contract Value on any Deferred Payment Enhancement Date.

    INVESTMENT AMOUNT

    The sum of Purchase Payment(s) received by Us within 90 days of the Contract Date. Any investment gain or loss on the Purchase Payment(s) received during this 90 day period does not affect the Investment Amount.

    PAYMENT ENHANCEMENT

    Payment Enhancements are amounts allocated to Your Contract Value by Us. Payment Enhancements are not considered Purchase Payments and do not reduce the surrender value upon full surrender.

    UPFRONT PAYMENT ENHANCEMENT

    The Payment Enhancement allocated to Your Contract Value on the date a Purchase Payment is credited to Your Contract.

       PAYMENT ENHANCEMENT INVESTMENT TABLE FOR INITIAL PURCHASE PAYMENT

------------------------------- ---------------------------------- ------------------------------------
      INVESTMENT AMOUNT            UPFRONT PAYMENT ENHANCEMENT      PAYMENT ENHANCEMENT AFTER 9 YEARS
------------------------------- ---------------------------------- ------------------------------------
Under $40,000                                  2%                                 None
------------------------------- ---------------------------------- ------------------------------------
$40,000-$99,999                                4%                                 None
------------------------------- ---------------------------------- ------------------------------------
$100,000-$499,999                              4%                                  1%
------------------------------- ---------------------------------- ------------------------------------
$500,000 and above                             5%                                  1%
------------------------------- ---------------------------------- ------------------------------------

           PAYMENT ENHANCEMENT SCHEDULE FOR INITIAL PURCHASE PAYMENT

---------------------------------------------------- -------------------------------------------------
             PAYMENT ENHANCEMENT DATE                              PAYMENT ENHANCEMENT
---------------------------------------------------- -------------------------------------------------
UPFRONT PAYMENT ENHANCEMENT:
---------------------------------------------------- -------------------------------------------------
                 November 1, 2000                                       $4,000.00
---------------------------------------------------- -------------------------------------------------
DEFERRED PAYMENT ENHANCEMENT(S):
---------------------------------------------------- -------------------------------------------------
                 November 1, 2009                                       $1,000.00
---------------------------------------------------- -------------------------------------------------

PAYMENT ENHANCEMENT FOR INITIAL PURCHASE PAYMENT

We will allocate the Upfront Payment Enhancement to the Fixed Account Options and/or Subaccounts in the same proportion Your Initial Purchase Payment is allocated. The Upfront Payment Enhancement will be allocated on Your Contract Date.

We will allocate any Deferred Payment Enhancement(s) to the Cash Management Portfolio on the corresponding Deferred Payment Enhancement Date(s) shown. Any Deferred Payment Enhancement(s) will be


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reduced proportionately by partial Withdrawals (including any fees or charges associated with such withdrawals) of the Initial Purchase Payment(s), prior to the Deferred Payment Enhancement Date(s).

PAYMENT ENHANCEMENT FOR SUBSEQUENT PURCHASE PAYMENT(S)

The Upfront Payment Enhancement for Subsequent Purchase Payment(s) is a percentage of each Subsequent Purchase Payment. We will allocate the Upfront Payment Enhancement for Subsequent Purchase Payment(s) to the Fixed Account Options and/or Subaccounts in the same proportion as that Subsequent Purchase Payment.

We will allocate any Deferred Payment Enhancement(s) for Subsequent Purchase Payment(s) to the Cash Management Portfolio. Deferred Payment Enhancement(s) corresponding to Subsequent Purchase Payment(s) will be reduced proportionately by Partial Withdrawals (including any fees or charges associated with such withdrawals) of that Subsequent Purchase Payment, prior to the Deferred Payment Enhancement Date(s).

The Upfront Payment Enhancement, and if applicable, any Deferred Payment Enhancement(s) and Deferred Payment date(s) for Subsequent Purchase Payments will be the Payment Enhancement percentages and Payment Enhancement dates in effect at the time We receive Your Subsequent Purchase Payment. The amount of any applicable Payment Enhancement(s) will be shown on the confirmation report We send to You after Your Subsequent Purchase Payment is received by Us.

DEFERRED PAYMENT ENHANCEMENTS

Deferred Payment Enhancement amount(s), if any, may be reduced by certain withdrawals of Contract Value. For purposes of determining a Deferred Payment Enhancement, Partial Withdrawals are assumed to be withdrawn from earnings first, then from Purchase Payments on a first-in-first-out (FIFO) basis. No Deferred Payment Enhancement will be allocated if prior to the Deferred Payment Enhancement Date: (a) the Contract Value is fully withdrawn; or (b) a death benefit has been paid; or (c) Annuity payments have begun; or (d) the entire Purchase Payment to which the Deferred Payment Enhancement corresponds has been withdrawn.

CONTINGENT DEFERRED SALES CHARGE

The Contingent Deferred Sales Charge table in the Contract is replaced as follows:

--------------------------------------------- -------------------------------------------
   Number of Full Contract Years Elapsed
  Between Contract Year of Withdrawal and       Contingent Deferred Sales Charge as a
     Contract Year of Purchase Payment         percentage of withdrawn Purchase Payment
--------------------------------------------- -------------------------------------------
                     0                                            9%
--------------------------------------------- -------------------------------------------
                     1                                            9%
--------------------------------------------- -------------------------------------------
                     2                                            8%
--------------------------------------------- -------------------------------------------
                     3                                            7%
--------------------------------------------- -------------------------------------------
                     4                                            6%
--------------------------------------------- -------------------------------------------
                     4                                            5%
--------------------------------------------- -------------------------------------------
                     6                                            4%
--------------------------------------------- -------------------------------------------
                     7                                            3%
--------------------------------------------- -------------------------------------------
                     8                                            2%
--------------------------------------------- -------------------------------------------
                     9+                                           0%
--------------------------------------------- -------------------------------------------


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

RETURN OF PAYMENT ENHANCEMENT(S) DURING TEN DAY RIGHT TO EXAMINE CONTRACT

For those Contracts under which Contract Value will be returned:

If the Contract Owner returns this Endorsement and the Contract to which it is attached during the right to examine period, the Company will refund the Contract Value, less any Payment Enhancement(s), as of the business day during which the Contract is received.

For those Contracts under which Purchase Payments will be returned:

If the Contract Owner returns this Endorsement and the Contract to which it is attached during the right to examine period, the Company will refund the Purchase Payment(s) less any Payment Enhancement(s).

All other terms and conditions of the Contract remain unchanged. Signed for the Company at Los Angeles, California, to be effective as of the Contract Date.



     /s/ CHRISTINE A. NIXON                        /s/  JAY S. WINTROB
-----------------------------------         ------------------------------------
         Christine A. Nixon                             Jay S. Wintrob
             Secretary                                    President




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